EXHIBIT 99.1

Heelys, Inc. Reports First Quarter 2011 Financial Results

DALLAS, May 11, 2011 (GLOBE NEWSWIRE) -- Heelys, Inc. (Nasdaq:HLYS) today reported the following financial results for the first quarter ended March 31, 2011.

Quarterly Comparisons

On a consolidated basis, net sales decreased $549,000 to $6.1 million for the three months ended March 31, 2011, from $6.6 million for the three months ended March 31, 2010.  Domestic net sales decreased $263,000 to $1.7 million for the three months ended March 31, 2011, from $1.9 million for the three months ended March 31, 2010. The decrease in domestic net sales resulted from sales during the first quarter of 2010 to a discount retailer at lower average price per pair, which did not occur during the three months ended March 31, 2011. U.S. sales were also impacted by $0.5 million in orders that were pushed to the second quarter as a result of short-term delays from one of our sourced third-party factories.  International net sales decreased $286,000 to $4.4 million for the three months ended March 31, 2011, from $4.7 million for the three months ended March 31, 2010. This decrease in international net sales was primarily due to sales losses in Japan resulting from our takeover of distribution in Japan and the March 2011 earthquake and tsunami-related events in the region, as well as a decrease in sales in our French and German markets, offset by significantly higher sales in our Italian and Russian markets.

Consolidated gross profit margin increased to 49.3% for the three months ended March 31, 2011, from 47.9% for the three months ended March 31, 2010. The improvement in gross profit margin was primarily the result of sales in the first quarter of last year to discount retailers in the United States at a lower average price per pair, combined with cost reductions resulting from changes in our product procurement processes, which we implemented during the second half of 2010.

Selling and marketing expenses increased from $1.4 million for the three months ended March 31, 2010, to $1.5 million for the three months ended March 31, 2011. This increase was primarily the result of an increase in commissions on international sales attributable to an increase in sales in our Italian market, offset by a decrease in marketing and advertising costs, primarily consumer related advertising due to timing. General and administrative expenses decreased $203,000, primarily due to a decrease in legal and other fees related to our intellectual property and associated enforcement efforts, which are the result of differing enforcement actions during the periods and an overall cost containment effort by management.

Loss from operations increased from a loss of $1.0 million for the three months ended March 31, 2010, to a loss of $1.1 million for the three months ended March 31, 2011.

The Company reported a net loss of $1.2 million, or ($0.04) per fully diluted share, for the three months ended March 31, 2011 and 2010.

Balance Sheet

As of March 31, 2011, the Company had combined cash and investments totaling $62.6 million, compared with cash and investments of $67.6 million as of December 31, 2010. The change in the Company's cash position was primarily the result inventory purchased from our former Japanese distributor, inventory purchased to support business operations in the second quarter of 2011 and timing of the collection of trade receivables.

Management Comments

Tom Hansen, chief executive officer of the Company, commented, "Positive momentum from improved sell through at retail during the holidays was countered by extreme delays in getting new product out of China and shipped to our retailers. Delays pushed some sales back and caused us to take a different direction in our sourcing operations. The events in Japan also had a major impact on our sales and operations there, though things seem to be settling somewhat now. We continue to find new efficiencies in operations and we are excited about the new programs we have put in place for back-to-school and holiday 2011."

Conference Call

The Company will not be hosting an earnings call to discuss its first quarter financial results. The Company currently plans to next host an earnings call to discuss financial results for the second quarter ended June 30, 2011.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS(R) brand targeted to the youth market.  The Company's primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Heelys are "forward-looking statements" for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "may," "will," "should," "can," the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management's current expectations and various assumptions, but they are inherently uncertain, and Heelys may not realize its expectations and the underlying assumptions may not prove correct.  Heelys' actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of Heelys' net sales are generated by one product, Heelys' intellectual property may not restrict competing products that infringe on its patents from being sold, continued changes in fashion trends and consumer preferences and general economic conditions, Heelys' dependence on independent manufacturers, Heelys may not be able to successfully introduce new product categories, and additional factors which are detailed in Heelys' filings with the Securities and Exchange Commission, including the Risk Factors contained in Heelys' Annual Report on Form 10-K , as modified and supplemented in other filings from time to time.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and Heelys undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HEELYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(amounts in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Net sales	$ 6,103	$ 6,652
Cost of sales	3,094	3,469
Gross profit	3,009	3,183

Selling and marketing expenses	1,507	1,405
General and administrative expenses	2,605	2,808
Loss from operations	(1,103)	(1,030)

Other (income) expense, net	(38)	31
Loss before income taxes	(1,065)	(1,061)

Income tax expense	118	121

Net loss	$ (1,183)	$ (1,182)

Net loss per share:
Basic and Diluted	$ (0.04)	$ (0.04)

Weighted-average shares:
Basic and Diluted	27,571	27,571

HEELYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(amounts in thousands)

Assets	March 31, 2011	December 31, 2010

Current Assets:
Cash and cash equivalents	$ 25,494	$ 35,320
Investments	37,081	32,299
Accounts receivable, net of allowances	4,369	3,135
Inventories	10,031	6,810
Prepaid expenses and other current assets	1,257	689
Income taxes receivable	43	--
Deferred income taxes	17	8
Total current assets	78,292	78,261

Property and Equipment, net of accumulated depreciation	773	798
Patents and Trademarks, net of accumulated amortization	364	372
Intangible Assets, net of accumulated amortization	649	689
Goodwill	1,668	1,568
Deferred Income Taxes	133	126

Total Assets	$ 81,879	$ 81,814

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$ 1,356	$ 1,089
Accrued liabilities	2,310	1,661
Income taxes payable	437	506
Deferred income taxes	15	18
Total current liabilities	4,118	3,274

Long Term Liabilities:
Income taxes payable	469	547
Deferred income taxes	2	2
Other long term liabilities	218	219

Total Liabilities	4,807	4,042

Stockholders' Equity:
Common stock	28	28
Additional paid-in capital	65,789	65,691
Retained earnings	11,358	12,541
Accumulated other comprehensive loss	(103)	(488)
Total stockholders' equity	77,072	77,772

Total Liabilities and Stockholders' Equity	$ 81,879	$ 81,814
CONTACT: Tom Hansen / Chief Executive Officer
         Craig Storey / Chief Financial Officer
         (214) 390-1831